WOOD-RIDGE, NEW JERSEY, FEBRUARY 6, 1997 -- 1st Bergen Bancorp (NASDAQ/NMS:FBER), the holding company for South Bergen Savings Bank, announced net income for the quarter ended December 31, 1996 of $462,000 compared to a loss of ($29,000) for the same period last year and an increase of 11.0% over the $416,000 earned for the prior quarter before a one time non-recurring FDIC special assessment to recapitalize the Savings Association Insurance Fund
(SAIF), as mandated by Congress. The $491,000 increase in earnings over the prior year is primarily attributable to an increase in net interest income of $657,000 partially offset by a $65,000 increase in the provision for loan losses coupled with a decrease in non-interest expense of $185,000 and an increase in tax expense of $292,000. The increase in earnings over the prior quarter is attributable to an $134,000 increase in net interest income.

      The Company earned 16 cents per share for the quarter ended December 31, 1996 compared to 13 cents per share for the prior quarter. The Company completed its initial public offering on March 29, 1996, and accordingly, per share data is not applicable for the quarter ended December 31, 1995.

      Net interest income before provision for loan losses was $2.3 million for the three months ended December 31, 1996 as compared to $1.6 million for the three months ended December 31, 1995 and $2.1 million for the three months ended September 30, 1996.

      The provision for loan losses was $125,000 for the quarter ended December 31, 1996 compared to $60,000 for the same quarter in the prior year and $261,000 in the prior quarter. Non-interest income and non-interest expense totalled $57,000 and $1.5 million, respectively, for the three months ended December 31, 1996, as compared to $51,000 and $1.7 million, respectively for the same period in the prior year and $54,000 and $1.7 million for the prior quarter.

      Total assets at December 31, 1996 were $247.1 million versus $249.8 million at September 30, 1996, a decrease of 1.1%. Net loans totalled $123.8 million at December 31, 1996 compared to $118.5 million at September 30, 1996, an increase of $5.3 million, or 4.5%.

      The ratio of non-performing loans to total assets was .62% at December 31, 1996 as compared to 2.41% at December 31, 1995 and .94% at September 30, 1996. The continued improvement in the ratio of non-performing loans to total assets from September 30, 1996 to December 31, 1996 is due to a reduction in the non-performing loan portfolio from $2.3 million to $1.5 million coupled with an increase in the Company's loan portfolio.

      The ratio of non-performing assets to total assets was .83% at December 31, 1996 as compared to 3.26% at December 31, 1995 and 1.23% at September 30, 1996. The continued improvement in the ratio of non-performing assets to total assets from September 30, 1996 to December 31, 1996 is due to the same reduction in the non-performing loan portfolio discussed above and a reduction in the Company's real estate owned (REO). Real estate owned totalled $537,000 at December 31, 1996 compared to $1.9 million at December 31, 1995 and $713,000 at September 30, 1996. The reduction in the real estate owned portfolio was due to the sale of properties during the quarter as management continued to implement its strategy of aggressively resolving non-performing assets.

      The Company has previously announced that it has changed its fiscal year end from September 30th to December 31st.

      During the quarter ended December 31, 1996, the Company continued to implement its program to enhance the Bank's franchise by establishing additional retail banking locations. The Company's new `instore' branch located inside the 'Super FoodTown' in Wanaque, New Jersey, which opened in late September of 1996, had more than $1.4 million in deposits at December 31, 1996.


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      Additionally, the Bank has approved branch locations in Morris and
Monmouth counties that are scheduled to open during the first half of 1997. The Morris county office, located at 339 Route 202, Montville is scheduled to open in March, 1997 and a late second quarter 1997 opening is planned for the Monmouth county office located in the ACME Shopping Center, Newman Springs Road in the Lincroft section of Middletown Township.

      The Company intends to continue its program to develop the Bank's franchise by establishing additional retail banking locations in areas which management believes it can successfully market its products and services.

1ST BERGEN BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                          12/31/96       9/30/96
                                                          --------       -------
ASSETS:
  Cash and due from banks ..........................     5,230,770     1,804,230
  Interest-bearing deposits in other banks .........     2,500,000     2,150,000
                                                       -----------   -----------
Total cash and cash equivalents ....................     7,730,770     3,954,230

  Investment securities held to maturity ...........    33,135,851    42,384,809
  MBS securities held to maturity ..................    51,768,925    53,829,204
  Securities available for sale ....................    19,603,938    19,449,252
  MBS securities available for sale ................     2,817,001     2,835,010
  Loans receivable .................................   123,824,912   118,505,395
  Premises and Equipment ...........................     2,699,113     2,702,131
  Real Estate owned ................................       536,700       712,769
  FHLB Stock .......................................     1,487,200     1,487,200
  Accrued interest and dividends receivable ........     1,466,434     1,398,514
  Deferred income taxes ............................     1,817,037     1,842,294
  Other Assets .....................................       184,704       675,022
                                                       -----------   -----------
TOTAL ASSETS .......................................   247,072,585   249,775,830
                                                       ===========   ===========

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits .........................................   204,154,213   204,499,872
  Escrow ...........................................       932,117       898,338
  Accrued income taxes .............................       591,679       229,152
  Other liabilities ................................       159,993     1,507,187
                                                       -----------   -----------
TOTAL LIABILITIES ..................................   205,838,002   207,134,549
TOTAL STOCKHOLDERS' EQUITY .........................    41,234,583    42,641,281
                                                       -----------   -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY ...........   247,072,585   249,775,830
                                                       ===========   ===========


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1ST BERGEN BANCORP
CONSOLIDATED STATEMENTS OF INCOME FOR THREE MONTHS ENDED

                                                          12/31/96     12/31/95
                                                          --------     --------
Interest Income:
  Loans ..............................................   2,590,791    2,521,851
  MBS's-HTM ..........................................     841,566      720,338
  MBS's-AFS ..........................................      44,186            0
  Investments-HTM ....................................     714,419      635,216
  Securities-AFS .....................................     304,157       98,762
                                                        ----------   ----------
TOTAL INTEREST INCOME ................................   4,495,119    3,976,167

Interest Expense:
  Deposits ...........................................   2,219,596    2,357,514
  Advances from FHLB .................................           0          333
                                                        ----------   ----------
TOTAL INTEREST EXPENSE ...............................   2,219,596    2,357,847

Net Interest Income before Provision
  for loan Losses ....................................   2,275,523    1,618,320
Provision for loan losses ............................     125,000       60,000
                                                        ----------   ----------
NET INTEREST INCOME AFTER PROVISION ..................   2,150,523    1,558,320

Non-Interest Income:
  Loan fees and service charges ......................      47,098       49,725
  Annuity Commissions ................................       5,800            0
  Other ..............................................       4,143        1,699
                                                        ----------   ----------
TOTAL NON-INTEREST INCOME ............................      57,041       51,424

Non-Interest Expense:
  Compensation and employee benefits .................     686,426      591,265
  Commission Expense .................................         860            0
  Occupancy ..........................................      69,900       62,534
  Equipment ..........................................     106,575       95,883
  Advertising ........................................      54,913       53,149
  Loss on Sale of Securities .........................           0      411,875
  Federal Insurance Premiums .........................      97,821      115,051
  Net loss from REO ..................................      50,277      106,678
  Insurance and bond premium .........................      27,798       25,918
  Other Expenses .....................................     372,805      190,169
                                                        ----------   ----------
TOTAL NON-INTEREST EXPENSE ...........................   1,467,375    1,652,522

Income (loss) before taxes ...........................     740,189      (42,778)
Federal and State
  tax expense (benefit) ..............................     278,107      (13,700)
                                                        ----------   ----------
NET INCOME (LOSS) ....................................     462,082      (29,078)
                                                        ==========   ==========